News Release

Exhibit 99.1

Acuity Brands Reports Record Fiscal 2015 Fourth Quarter and Full-Year Results
Fourth Quarter Net Sales Rise 14 Percent and Adjusted Diluted EPS Increases 29 Percent

ATLANTA, October 7, 2015 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced record fourth quarter and fiscal year net sales and diluted earnings per share (“diluted EPS”). Net sales for the fourth quarter of fiscal 2015 of $759.5 million increased $90.8 million, or 14 percent, compared with the year-ago period. Fiscal 2015 fourth quarter U.S. GAAP net income was $60.1 million, an increase of 10 percent compared with $54.8 million reported in the prior-year period. U.S. GAAP diluted EPS for the fourth quarter of fiscal 2015 also increased 10 percent to $1.38 compared with $1.26 reported for the prior-year period.
Adjusted net income for the fourth quarter of fiscal 2015 increased $16.3 million, or 30 percent, to $71.1 million, compared with net income of $54.8 million for the prior-year period. Adjusted diluted EPS for the fourth quarter of fiscal 2015 increased 29 percent to $1.63 compared with adjusted diluted EPS of $1.26 for the year-ago period. Fiscal 2015 fourth quarter adjusted results exclude a $2.6 million, or $0.04 diluted EPS, special charge related to previously announced streamlining activities, $1.2 million, or $0.03 diluted EPS, of acquisition-related professional fees (non-tax deductible expense), and a $13.1 million, or $0.18 diluted EPS, net loss associated with financial instruments to hedge the foreign currency exposure related to the acquisition of Canadian-based Distech Controls, Inc. Management believes these items impacted the comparability of the Company's results and that the adjusted financial measures enhance the reader’s overall understanding of the Company's current financial performance. A reconciliation of adjusted financial measures to the most directly comparable GAAP measure is provided in the tables at the end of this release.
Cash and cash equivalents at the end of fiscal 2015 totaled $756.8 million, an increase of $204.3 million for the full fiscal year. Net cash provided by operating activities totaled $288.9 million for fiscal 2015 compared with $233.1 million for the year-ago period. The year-over-year improvement reflects higher net income and lower working capital requirements as compared with the prior-year period.
Vernon J. Nagel, Chairman, President and Chief Executive Officer of Acuity Brands, commented, “We are extremely pleased to report record fourth quarter and full year results. We believe our record results reflect the growth in new construction and renovation and

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retrofit activity, including the conversion to solid-state lighting, as well as our ability to provide customers truly differentiated value from our industry-leading portfolio of innovative lighting and control solutions along with superior service. Our variable contribution margin for fiscal 2015, that is the incremental adjusted operating profit as a percentage of the increase in net sales, was approximately 32 percent. Our record fiscal 2015 full-year results reflect our ability to leverage our fixed investment base as demonstrated by the 140 basis point improvement in our annual gross profit margin to 42.3 percent and 230 basis point improvement in our adjusted operating profit margin to 14.5 percent. Sales of LED-based lighting solutions represented over 50 percent of our total fourth quarter net sales.”
Fiscal 2015 Fourth Quarter Results
The 14 percent growth in fiscal 2015 fourth quarter net sales was due primarily to a 17 percent increase in sales volume, partially offset by the impact of a change in product prices and the mix of products sold (“price/mix”) of two percentage points and the impact of an unfavorable change in foreign currency rates of approximately one percentage point. The Company achieved sales growth across most product categories, geographies, and in virtually all key sales channels. The Company estimated that the change in price/mix for the fourth quarter compared with the year-ago period was due primarily to a reduction in the sales price of certain LED luminaries, reflecting the continued decline in the cost of purchased LED components, as well as a change in sales channel mix.
Operating profit for the fourth quarter of fiscal 2015 was $111.8 million, or 14.7 percent of net sales, compared with prior year’s $90.7 million, or 13.6 percent of net sales. Fiscal 2015 fourth quarter adjusted operating profit (excluding the impact of acquisition-related professional fees and the special charge) increased $24.9 million, or 28 percent, to $115.6 million compared with the year-ago period operating profit of $90.7 million. Adjusted operating profit margin for the fourth quarter of fiscal 2015 increased 160 basis points to quarterly record of 15.2 percent compared with 13.6 percent operating profit margin for the prior-year period.
The effective tax rate for the fourth quarter of fiscal 2015 was 34.9 percent compared with 33.2 percent for the prior-year period. The lower effective tax in the prior year was due primarily to favorable adjustments for certain discrete items that did not repeat in the 2015 period.

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Fiscal 2015 Full Year Results
Fiscal 2015 net sales of $2,706.7 million increased $313.2 million, or 13 percent, compared with $2,393.5 million for the prior-year period. Fiscal 2015 reported results include operating profit of $376.3 million, net income of $222.1 million, and diluted EPS of $5.09.
Adjusted operating profit for fiscal 2015 increased $98.8 million to $391.9 million, compared with prior year’s adjusted operating profit of $293.1 million. Fiscal 2015 adjusted operating profit margin increased 230 basis points to 14.5 percent compared with 12.2 percent for fiscal 2014. Fiscal 2015 adjusted net income of $234.7 million increased $62.6 million, or 36 percent, compared with $172.1 million for the prior-year period. Fiscal 2015 adjusted diluted EPS of $5.39 increased $1.42, or 36 percent, compared with $3.97 for the year-ago period. Adjusted results for fiscal 2015 exclude a net special charge of $12.4 million, or $0.19 diluted EPS, as well as acquisition-related professional fees of $3.2 million, or $0.08 diluted EPS, and a net loss of $2.6 million, or $0.03 diluted EPS, associated with financial instruments to hedge the foreign currency exposure related to the acquisition of Canadian-based Distech Controls, Inc. Adjusted results for the prior-year period exclude the benefit of $5.8 million, or $0.08 diluted EPS, in recoveries related to fraud perpetrated by a former freight service provider, and $0.2 million favorable adjustment to a previously recorded special charge.
Outlook
Mr. Nagel commented, “We remain very bullish about our prospects for future profitable growth. Third-party forecasts as well as key leading indicators suggest that the growth rate for the North American lighting market, which includes renovation and retrofit activity, will be in the mid-to-upper single digit range for fiscal 2016 with expectations that overall demand in our end markets will continue to experience solid growth over the next several years. Our order rates through the month of September reflect this favorable trend. Further, we expect to continue to outperform the growth rates of the markets we serve by executing our strategies to focus on growing renovation and tenant improvement projects, expand into underpenetrated geographies and channels, and grow from the continued introduction of new products and lighting solutions as part of our integrated, tiered solutions strategy.”
At the beginning of September, the Company completed the acquisition of Distech Controls, a leading provider of building automation and energy management solutions that allow for the seamless integration of lighting, HVAC, access control, closed circuit television, and related systems. Distech Controls generated net sales in excess of 80 million Canadian

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dollars during the fiscal year ended August 31, 2015, and achieved a five-year annual growth rate of over 25%. Acuity Brands acquired all of the outstanding capital stock of Distech Controls for approximately 318 million Canadian dollars, net of cash acquired. Management expects that Distech Controls will be modestly accretive to Acuity Brands fiscal 2016 consolidated financial results. Management intends to invest approximately 2.5 percent of net sales for capital expenditures in fiscal 2016, and estimates the annual tax rate to be approximately 35.5 percent before any discrete items, assuming the tax rates in the Company’s taxing jurisdictions remain generally consistent throughout the year.
Mr. Nagel concluded, “We believe the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront along with emerging opportunities for digital lighting to play a key role in the Internet of Things. We believe we are well positioned to fully participate in this exciting industry.”
The independent registered public accounting firm’s audit report with respect to the Company’s fiscal year-end financial statements will not be issued until the Company completes its annual report on Form 10-K, including its evaluation of the effectiveness of internal controls over financial reporting. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit.
Non-GAAP Financial Measures
This news release and accompanying financial tables contain non-GAAP financial measures such as “adjusted gross profit”, “adjusted gross profit margin”, “adjusted selling, distribution, and administrative expenses”, “adjusted operating profit”, “adjusted operating profit margin”, “adjusted net income”, and “adjusted diluted EPS”. These measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. Management believes that the adjusted financial measures enhance the reader’s overall understanding of the Company's current financial performance compared with the year-ago period and prospects for the future.
A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of

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each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Conference Call
As previously announced, the Company will host a conference call to discuss fourth quarter and full year results today, October 7, 2015, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world’s leading providers of indoor and outdoor lighting and energy management solutions. With fiscal year 2015 net sales of $2.7 billion, Acuity Brands employs approximately 8,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Sunoptics®, RELOC® Wiring Solutions, eldoLED®, Distech Controls®, and Acuity Controls™.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, “suggests”, “remain”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: prospects for future profitable growth; third-party forecasts of a mid-to-upper single digit growth rate for the North American lighting market for fiscal 2016 and expectations that demand in the Company’s end markets will continue to experience solid growth over the next several years; expectation that opportunities exist that will allow the Company to outperform the growth rates of the markets it serves and that the Company will pursue such growth opportunities; expectation of solid growth over the next decade for the lighting and lighting-related industry and the Company’s position to fully participate; expectations that Distech Controls will be modestly accretive to the Company’s fiscal 2016 consolidated financial results; intentions to invest in capital expenditures in fiscal 2016 totaling approximately 2.5 percent of net sales; and estimates for a fiscal 2016 annual tax rate of 35.5 percent before any discrete items assuming tax rates in taxing jurisdictions remain generally consistent throughout the year. Forward-looking statements are subject

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to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2014. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	August 31,
	2015
	(Preliminary)	2014
ASSETS
Current Assets:
Cash and cash equivalents	$756.8	$552.5
Accounts receivable, less reserve for doubtful accounts of $1.3 and $1.9 as of August 31, 2015 and August 31, 2014, respectively	411.7	373.4
Inventories	224.8	212.0
Deferred income taxes	23.1	21.5
Prepayments and other current assets	20.1	27.0
Total Current Assets	1,436.5	1,186.4
Property, Plant, and Equipment, net	174.6	152.5
Other Long-Term Assets	818.5	827.5
Total Assets	$2,429.6	$2,166.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$311.1	$287.4
Other accrued liabilities	209.8	183.1
Total Current Liabilities	520.9	470.5
Long-Term Debt	352.4	351.9
Other Long-Term Liabilities	196.3	180.5
Total Stockholders’ Equity	1,360.0	1,163.5
Total Liabilities and Stockholders’ Equity	$2,429.6	$2,166.4

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per-share data)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2015		2015
	(Preliminary)	2014	(Preliminary)	2014
	(Unaudited)
Net Sales	$759.5	$668.7	$2,706.7	$2,393.5
Cost of Products Sold	438.2	385.2	1,561.1	1,414.3
Gross Profit	321.3	283.5	1,145.6	979.2
Selling, Distribution, and Administrative Expenses	206.9	192.8	756.9	680.3
Special Charge	2.6	—	12.4	(0.2)
Operating Profit	111.8	90.7	376.3	299.1
Other Expense (Income):
Interest expense, net	7.7	8.0	31.5	32.1
Miscellaneous expense, net	11.7	0.7	1.2	1.3
Total Other Expense	19.4	8.7	32.7	33.4
Income before Provision for Income Taxes	92.4	82.0	343.6	265.7
Provision for Income Taxes	32.3	27.2	121.5	89.9
Net Income	$60.1	$54.8	$222.1	$175.8
Earnings Per Share:
Basic Earnings per Share	$1.39	$1.27	$5.13	$4.07
Basic Weighted Average Number of Shares Outstanding	43.2	42.9	43.1	42.8
Diluted Earnings per Share	$1.38	$1.26	$5.09	$4.05
Diluted Weighted Average Number of Shares Outstanding	43.5	43.2	43.4	43.0
Dividends Declared per Share	$0.13	$0.13	$0.52	$0.52

Comprehensive Income:
Net income	$60.1	$54.8	$222.1	$175.8
Other Comprehensive Income/(Expense) Items:
Foreign currency translation adjustments	(5.5)	(2.1)	(24.0)	0.7
Defined benefit pension plans, net of tax	(16.1)	(11.9)	(14.5)	(10.0)
Other Comprehensive Income/(Expense), net of tax	(21.6)	(14.0)	(38.5)	(9.3)
Comprehensive Income	$38.5	$40.8	$183.6	$166.5

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve Months Ended
	August 31,
	2015
	(Preliminary)	2014
Cash Provided by (Used for) Operating Activities:
Net income	$222.1	$175.8
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	45.8	43.4
Share-based compensation expense	18.2	17.7
Excess tax benefits from share-based payments	(17.6)	(10.4)
Loss on the sale or disposal of property, plant, and equipment	0.7	0.3
Asset impairments	—	0.1
Deferred income taxes	2.8	(0.2)
Loss on financial instruments, net	2.7	—
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	(46.1)	(55.4)
Inventories	(15.1)	(9.0)
Prepayments and other current assets	0.7	(6.6)
Accounts payable	23.1	37.6
Other current liabilities	59.3	59.8
Other	(7.7)	(20.0)
Net Cash Provided by Operating Activities	288.9	233.1
Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(56.5)	(35.3)
Proceeds from sale of property, plant, and equipment	1.3	1.0
Investments and acquisitions of business, net of cash acquired	(14.6)	—
Other investing activities	(2.6)	—
Net Cash Used for Investing Activities	(72.4)	(34.3)
Cash Provided by (Used for) Financing Activities:
Proceeds from stock option exercises and other	11.6	8.4
Excess tax benefits from share-based payments	17.6	10.4
Dividends paid	(22.7)	(22.5)
Other financing activities	(10.4)	(2.6)
Net Cash Used for Financing Activities	(3.9)	(6.3)
Effect of Exchange Rate Changes on Cash	(8.3)	0.9
Net Change in Cash and Cash Equivalents	204.3	193.4
Cash and Cash Equivalents at Beginning of Period	552.5	359.1
Cash and Cash Equivalents at End of Period	$756.8	$552.5

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ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures:

(In millions, except earnings per share data)	Three Months Ended
	August 31,
	2015		2014
	(Preliminary)	% of Sales		% of Sales
Net Sales	$759.5		$668.7

Selling, Distribution, and Administrative Expenses (GAAP)	$206.9	27.2%	$192.8	28.8%
Less: Acquisition-related professional fees	(1.2)		—
Adjusted Selling, Distribution and Administrative Expenses (Non-GAAP)	$205.7	27.1%	$192.8	28.8%

Operating Profit (GAAP)	$111.8	14.7%	$90.7	13.6%
Add-back: Acquisition-related professional fees	1.2		—
Add-back: Special Charge	2.6		—
Adjusted Operating Profit (Non-GAAP)	$115.6	15.2%	$90.7	13.6%

Other Expense (Income) (GAAP)	$19.4		$8.7
Less: Net loss on financial instruments	(13.1)		—
Adjusted Other Expense (Income) (Non-GAAP)	$6.3		$8.7

Net Income (GAAP)	$60.1		$54.8
Add-back: Net loss on financial instruments, net of tax	8.2		—
Add-back: Acquisition-related professional fees	1.2		—
Add-back: Special Charge, net of tax	1.6		—
Adjusted Net Income (Non-GAAP)	$71.1		$54.8

Diluted Earnings Per Share (GAAP)	$1.38		$1.26
Add-back: Net loss on financial instruments, net of tax	0.18		—
Add-back: Acquisition-related professional fees	0.03		—
Add-back: Special Charge, net of tax	0.04		—
Adjusted Diluted Earnings Per Share (Non-GAAP)	$1.63		$1.26

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(In millions, except earnings per share data)	Twelve Months Ended
	August 31,
	2015		2014
	(Preliminary)	% of Sales		% of Sales
Net Sales	$2,706.7		$2,393.5

Selling, Distribution, and Administrative Expenses (GAAP)	$756.9	28.0%	$680.3	28.4%
Less: Acquisition-related professional fees	(3.2)		—
Add-back: Freight service provider fraud-related recoveries	—		5.8
Adjusted Selling, Distribution and Administrative Expenses (Non-GAAP)	$753.7	27.8%	$686.1	28.7%

Operating Profit (GAAP)	$376.3	13.9%	$299.1	12.5%
Add-back: Acquisition-related professional fees	3.2		—
Less: Freight service provider fraud-related recoveries	—		(5.8)
Add-back/(Less): Special Charge	12.4		(0.2)
Adjusted Operating Profit (Non-GAAP)	$391.9	14.5%	$293.1	12.2%

Other Expense (Income) (GAAP)	$32.7		$33.4
Less: Net loss on financial instruments	(2.6)		—
Adjusted Other Expense (Income) (Non-GAAP)	$30.1		$33.4

Net Income (GAAP)	$222.1		$175.8
Add-back: Net loss on financial instruments, net of tax	1.7		—
Add-back: Acquisition-related professional fees	3.2		—
Less: Freight service provider fraud-related recoveries, net of tax	—		(3.6)
Add-back/(Less): Special Charge, net of tax	7.7		(0.1)
Adjusted Net Income (Non-GAAP)	$234.7		$172.1

Diluted Earnings Per Share (GAAP)	$5.09		$4.05
Add-back: Net loss on financial instruments, net of tax	0.03		—
Add-back: Acquisition-related professional fees	0.08		—
Less: Freight service provider fraud-related recoveries, net of tax	—		$(0.08)
Add-back/(Less): Special Charge, net of tax	0.19		—
Adjusted Diluted Earnings Per Share (Non-GAAP)	$5.39		$3.97

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Contact:
Dan Smith, 404-853-1423
dan.smith@acuitybrands.com